UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2003

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-6354	95-2588080
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation)		Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Item	5. Other Events.

On November 20, 2003, American Vanguard Corporation issued the press release attached hereto as Exhibit 99.4. The release announced that Amvac Chemical Corporation, a wholly-owned subsidiary of American Vanguard Corporation, has signed a definitive agreement to acquire certain assets related to the active ingredient dichlorvos ( “DDVP” ) used in the animal health business and marketed primarily under the trade name Nuvan® from Novaritas Animal Health, Inc., all as more particularly described in Exhibit 99.4.

Item 7.  Exhibits.

99.4	Press release issued November 20, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION (Registrant)

By:	/s/ JAMES A. BARRY

James A. Barry Senior Vice President Chief Financial Officer

Date: November	24, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description
99.4	Press release

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